UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 28, 2019

AMERICOLD REALTY TRUST

(Exact name of registrant as specified in its charter)

Maryland	001-34723	93-0295215
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Glenlake Parkway, South Tower, Suite 600
Atlanta, Georgia	30328
(Address of principal executive offices)	(Zip Code)

(678) 441-1400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 — Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On March 5, 2019, Ronald W. Burkle and Jeffrey M. Gault resigned as members of the Board of Trustees (the “Board”) of Americold Realty Trust (the “Company”). Mr. Burkle’s and Mr. Gault’s decisions to resign from the Board did not arise or result from any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Item 8.01 — Other Events

On February 28, 2019, the Company and Americold Realty Operating Partnership, L.P. entered into an underwriting agreement, a copy of which is filed herewith as Exhibit 1.1 (the “Underwriting Agreement”), with Merrill Lynch, Pierce, Fenner & Smith Incorporated and Goldman Sachs & Co. LLC, as representatives of the several underwriters named on Schedule A thereto (together, the “Underwriters”), certain investment funds affiliated with The Goldman Sachs Group, Inc. (collectively, “Goldman”) and an investment fund affiliated with The Yucaipa Companies, LLC (“Yucaipa” and, together with Goldman, the “Selling Shareholders”), pursuant to which the Selling Shareholders sold 46,483,811 of the Company’s common shares of beneficial interest, $0.01 par value per share (the “Common Shares”) (including 6,063,105 Common Shares sold in connection with the Underwriters’ exercise in full of their option to purchase additional Common Shares), at a public offering price of $27.75 per share. The Company will not receive any proceeds from this offering.

The sale of the Common Shares by the Selling Stockholders was made pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-229819) filed with the Securities and Exchange Commission on February 25, 2019 and the preliminary prospectus supplement that forms a part of the prospectus contained therein, dated February 27, 2019. The opinion of Venable LLP, Maryland counsel to the Company, relating to the Common Shares is filed herewith as Exhibit 5.1.

Following the completion of this offering, Yucaipa and Goldman own none of the Company’s outstanding Common Shares and the shareholders agreement, dated January 18, 2018, by and among the Company and the shareholders of the Company signatories thereto, including affiliates of Goldman and Yucaipa (the “Shareholders Agreement”), has automatically terminated. As a result, Goldman and Yucaipa no longer have any rights under the Shareholders Agreement, including the right to nominate up to three members of the Board and tag-along rights associated with a transfer of the Common Shares.

In addition, certain provisions of the Company’s amended and restated declaration of trust (the “Declaration of Trust”) providing for certain rights of Goldman and Yucaipa, including a provision requiring written consent from Goldman and Yucaipa to approve amendments to certain provisions of the Company’s Declaration of Trust, have ceased to be in effect.

The foregoing descriptions of the Underwriting Agreement and the related transactions associated therewith and the Shareholders Agreement do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the (i) Underwriting Agreement, which is attached hereto as Exhibit 1.1, and is incorporated herein by reference and (ii) Shareholders Agreement, which was filed with the Securities and Exchange Commission on January 23, 2018 as Exhibit 10.9 to the Company’s Current Report on Form 8-K.

Item 9.01 — Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated February 28, 2019, among the Company, Americold Realty Operating Partnership, L.P., a Delaware limited partnership, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Goldman Sachs and Co. LLC, as representatives of the several underwriters named in Schedule A thereto, and the selling shareholders named on Schedule B thereto.

5.1	Opinion of Venable LLP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 5, 2019

AMERICOLD REALTY TRUST

By:	/s/ Marc Smernoff
Name: Marc Smernoff
Title: Chief Financial Officer and Executive Vice President